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                                                             Exhibit 10 (lxxxvi)




                             AMENDMENT NO. 7 TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                      -------------------------------------

         NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 7 to the NACCO Materials Handling, Inc. Long-Term Incentive Compensation Plan (the "Plan"), effective as of March 29, 2000. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    SECTION 1
                                    ---------

         Paragraph 2 of the introduction to the Plan (which was added by Amendment No. 6 to the Plan) is hereby amended in its entirety to read as follows:

         "2 Effective as of May 5, 2000, pursuant to the powers granted to the Nominating, Organization and Compensation Committee of the Board of Directors under Section 8 hereof, the Plan is hereby terminated. Under Section 5.2(a)(iv) of the Plan, therefore, all outstanding Book Value Appreciation Units shall be vested as of the date of termination. As such, as soon as practicable after that date, grantees shall receive a check in full payment of the value of such Book Value Appreciation Units or the value thereof shall be deferred under and into the Unfunded Plan (for those grantees who have made an irrevocable election to defer receipt of all or part of their Book Value Appreciation Units in accordance with the terms of the Unfunded Plan). For this purpose, the "value of" the Book Value Appreciation Units shall be equal to their value as of March 29, 2000, increased at the rate of 8.03% for the period from April 1, 2000 through May 31, 2000.


                  EXECUTED this 23rd day of June, 2000.
                                ----        ----

                                            NACCO MATERIALS HANDLING GROUP, INC.

                                            By: /s/ Charles A. Bittenbender
                                                ---------------------------
                                                Title: Assistant Secretary